DRI NEW SUB I, INC.


                                     BYLAWS



                          EFFECTIVE SEPTEMBER 27, 1999













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                                TABLE OF CONTENTS


                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

 1.1      Place and Time of Meetings...........................................1
 1.2      Presiding Officer; Secretary ........................................1
 1.3      Annual Meeting.......................................................1
 1.4      Special Meetings.....................................................1
 1.5      Record Dates.........................................................1
 1.6      Notice of Meetings...................................................2
 1.7      Waiver of Notice; Attendance at Meeting..............................2
 1.8      Quorum and Voting Requirements.......................................3
 1.9      Action Without Meeting...............................................3
 1.10     Inspectors of Election ..............................................3

                                   ARTICLE II
                                    DIRECTORS

 2.1      General Powers.......................................................4
 2.2      Number, Term and Election............................................4
 2.3      Removal; Vacancies...................................................4
 2.4      Annual and Regular Meetings..........................................4
 2.5      Special Meetings.....................................................5
 2.6      Notice of Meetings...................................................5
 2.7      Waiver of Notice; Attendance at Meeting..............................5
 2.8      Quorum; Voting.......................................................5
 2.9      Telephonic Meetings..................................................6
 2.10     Action Without Meeting...............................................6
 2.11     Compensation.........................................................6

                                   ARTICLE III
                                    OFFICERS

 3.1      Officers.............................................................6
 3.2      Election; Term.......................................................6
 3.3      Removal of Officers..................................................6
 3.4      Duties of Officers...................................................7



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                                   ARTICLE IV
                               SHARE CERTIFICATES

4.1      Entitlement...........................................................7
4.2      Authorization to Issue................................................7
4.3      Transfer of Shares....................................................7

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

5.1      Voting of Shares Held.................................................7
5.2      Corporate Seal........................................................8
5.3      Fiscal Year...........................................................8
5.4      Amendments............................................................8



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                               DRI NEW SUB I, INC.
                             A Virginia Corporation

                                     BYLAWS

                          Effective September 27, 1999

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

     1.1 Place and Time of Meetings. Meetings of shareholders shall be held at such place, either within or without the Commonwealth of Virginia, and at such time as may be provided in the notice of the meeting and approved by the Chairman of the Board of Directors (the "Chairman"), the President or the Board of Directors.

     1.2 Presiding Officer; Secretary. The Chairman shall preside over all meetings of the shareholders. If he or she is not present, or if there is none in office, the President or a Vice President shall preside, or, if none be present, a Chairman shall be elected by the meeting. The Secretary of the Company shall act as secretary of all the meetings, if present. If he or she is not present, the Chairman shall appoint a secretary of the meeting.

     1.3 Annual Meeting. The annual meeting of shareholders shall be held on the second Friday in May of each year or on such date as may be designated by resolution of the Board of Directors from time to time for the purpose of electing directors and conducting such other business as may properly come before the meeting.

     1.4 Special Meetings. Special meetings of the shareholders may be called by the Chairman, the President or the Board of Directors and shall be called by the Secretary upon demand of shareholders as required by law. Only business within the purpose or purposes described in the notice for a special meeting of shareholders may be conducted at the meeting.

     1.5 Record Dates. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand that the meeting be held.



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     Except as is provided in the preceding paragraph the Board of Directors may fix, in advance, a record date to make a determination of shareholders for any purpose, such date to be not more than 70 days before the meeting or action requiring a determination of shareholders. If no such record date is set for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or for the determination of shareholders entitled to receive payment of a dividend, then the record date shall be the close of business on the day before the date on which the first notice is given or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be.

     When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     1.6 Notice of Meetings. Written notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 60 days before the date of the meeting (except when a different time is required in these Bylaws or by law) either personally or by mail, electronic mail, telecopy facsimile or other form of wire or wireless communication, or by private courier to each shareholder of record entitled to vote at such meeting and to such nonvoting shareholders as may be required by law. If mailed, such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid and addressed to the shareholder at his or her address as it appears on the share transfer books of the Company. If given in any other manner, such notice shall be deemed to be effective (i) when given personally or by telephone, (ii) when sent by electronic mail, telecopy facsimile or other form of wire or wireless communication or (iii) when given to a private courier to be delivered.

     If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders as of the new record date unless a court provides otherwise.

     1.7 Waiver of Notice; Attendance at Meeting. A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records.



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     A  shareholder's  attendance  at a meeting (i) waives  objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

     1.8 Quorum and Voting Requirements. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a greater or different number of affirmative votes is required by law or the Articles of Incorporation or these Bylaws. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting.

     1.9 Action Without Meeting. Action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary for inclusion in the minutes or filing with the corporate records. Action taken by unanimous consent shall be effective according to its terms when all consents are in the possession of the Company unless the consent specifies a different effective date, in which event the action taken shall be effective as of the date specified therein provided that the consent states the date of execution by each shareholder. A shareholder may withdraw a consent only by delivering a written notice of withdrawal to the Company prior to the time that all consents are in the possession of the Company.

     If not otherwise fixed pursuant to the provisions of Section 1.5, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent described in the preceding paragraph.

     1.10 Inspectors of Election. The Chairman of the meeting may appoint one or more inspectors of election to determine the qualifications of voters, the validity of proxies and the results of ballots.



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                                   ARTICLE II
                                    DIRECTORS

     2.1 General Powers. The Company shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation, and so far as this delegation of authority is not inconsistent with the laws of the Commonwealth of Virginia, with the Articles of Incorporation or with these Bylaws.

     2.2 Number, Term and Election. The number of directors of the Company may be fixed or changed from time to time by resolution of the Board of Directors but shall not be less than one (1) nor more than ten (10) directors. A decrease in the number of directors shall not shorten the term of any incumbent director. Each director shall hold office until his or her death, resignation, retirement or removal or until his or her successor is elected.

     2.3 Removal; Vacancies. The shareholders may remove one or more directors, with or without cause, if the number of votes cast for such removal constitutes a majority of the votes entitled to be cast at an election of directors. A director may be removed by the shareholders only at a meeting called for the purpose of removing him or her and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

     A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by (i) the shareholders, (ii) the Board of Directors or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

     2.4  Annual  and  Regular  Meetings.  An  annual  meeting  of the  Board of
Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of shareholders for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Chairman, the President or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Company.



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     2.5 Special  Meetings.  Special  meetings of the Board of Directors  may be called by the Chairman, the President or a majority of the directors of the Company and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Company.

     2.6 Notice of Meetings. No notice need be given of regular meetings of the Board of Directors.

     Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his or her residence or business address (or such other place as he may have directed in writing) not less than twenty-four (24) hours before the meeting by mail, electronic mail, messenger, telecopy facsimile or other means of written communication or by telephoning such notice to him or her. Any such notice shall be given by the Secretary, the directors or the officer calling the meeting and shall set forth the time and place of the meeting and state the purpose for which it is called.

     2.7 Waiver of Notice; Attendance at Meeting. A director may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

     A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director, at the beginning of the meeting or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     2.8 Quorum; Voting. A majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors except as otherwise provided by law, the Articles of Incorporation or these Bylaws. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless
(i) he or she objects, at the beginning of the meeting or promptly upon his or her arrival, to holding it or transacting specified business at the meeting or
(ii) he or she votes against or abstains from the action taken.


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     2.9  Telephonic  Meetings.  The Board of  Directors  may  permit any or all directors to participate in a regular or special meeting by or conduct the meeting through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     2.10 Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein, provided the consent states the date of execution by each director.

     2.11 Compensation. The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors.

                                   ARTICLE III
                                    OFFICERS

     3.1 Officers. The officers of the Company shall be a President and a Secretary and, in the discretion of the Board of Directors, a Chairman of the Board of Directors, one or more Vice-Presidents, a Treasurer and such other officers as may be deemed necessary or advisable to carry on the business of the Company. Any two or more offices may be held by the same person unless otherwise required by law. The Board of Directors may designate the Chief Executive Officer.

     3.2 Election; Term. Officers shall be elected at the annual meeting of the Board of Directors and may be elected at such other time or times as the Board of Directors shall determine. They shall hold office, unless removed, until the next annual meeting of the Board of Directors or until their successors are elected. Any officer may resign at any time upon written notice to the Board of Directors and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date. Vacancies among the officers shall be filled by a vote of the Board of Directors.

     3.3 Removal of Officers. The Board of Directors may remove any officer at any time, with or without cause.



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     3.4 Duties of Officers.  The  President and the other  officers  shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be delegated to them from time to time by the Board of Directors.

                                   ARTICLE IV
                               SHARE CERTIFICATES

     4.1 Entitlement. Every shareholder shall be entitled to a certificate or certificates for shares of record owned by him or her in such form as may be prescribed by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

     4.2 Authorization to Issue. Notwithstanding the foregoing, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Company shall send the shareholder a written statement of the information required on certificates by the Virginia Stock Corporation Act or other applicable law.

     4.3 Transfer of Shares. Shares may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Company, signed by the person appearing from the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of the Company upon surrender thereof so assigned or endorsed. The person registered on the books of the Company as the owner of any shares shall be entitled exclusively, as the owner of such shares, to receive dividends and to vote in respect thereof.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

     5.1 Voting of Shares Held. Unless the Board of Directors shall otherwise provide, the Chairman of the Board of Directors, the President, any Vice President, or the Secretary may from time to time appoint one or more attorneys-in-fact or agents of the Company, in the name and on behalf of the Company, to cast the votes that the Company may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities of which may be held by the Company, at the meeting of the holders of any such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may

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execute or cause to be executed on behalf of the Company such  written  proxies, consents, waivers of other instruments as he or she may deem necessary or proper; or either the Chairman of the Board of Directors, the President or the Secretary may himself or herself attend any meeting of the shareholders of any such other corporation and thereat vote or exercise any or all other powers of the Company as the shareholder of such other corporation.

     5.2 Corporate Seal. In the discretion of the officers, the Company may have a corporate seal. If created, the corporate seal of the Company shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Company.

     5.3 Fiscal Year. The fiscal year of the Company shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the calendar year.

     5.4 Amendments. These Bylaws may be amended or repealed, and new Bylaws may be made at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.